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                                                                     EXHIBIT 4.3

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
     FILED 04:00 PM
       04/02/1997
  971107624 - 2739474

                              CERTIFICATE OF TRUST
                                       OF
                      STERLING BANCSHARES CAPITAL TRUST I

     This Certificate of Trust is being executed as of April 2, 1997 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. sec.sec. 3801 et seq. (the "Act").

     The undersigned hereby certifies as follows:

     1. Name. The name of the business trust is "Sterling Bancshares Capital Trust I" (the "Trust").

     2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:
               Bankers Trust [Delaware]
           1001 Jefferson Street
           Suite 550
           Wilmington, Delaware 19801

     3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.
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     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                          BANKERS TRUST (DELAWARE),
                                          as Delaware Trustees

                                          By:  /s/ M. LISA WILKINS
                                            ------------------------------------
                                          Name: M. Lisa Wilkins
                                          Authorized Signatory

                                          ADMINISTRATIVE TRUSTEE

                                          By:  /s/ GEORGE MARTINEZ
                                            ------------------------------------
                                          Name: George Martinez

                                          ADMINISTRATIVE TRUSTEE

                                          By:  /s/ MARK GILES
                                            ------------------------------------
                                          Name: Mark Giles

                                          ADMINISTRATIVE TRUSTEE

                                          By:  /s/ MICHAEL A. ROY
                                            ------------------------------------
                                          Name: Michael A. Roy

                                          STERLING BANCSHARES, INC.
                                          as Sponsor

                                          By:  /s/ GEORGE MARTINEZ
                                          --------------------------------------
                                          Name: George Martinez
                                          Title: Chief Executive Officer